EXHIBIT 10.3

LEASE EXTENDING AND AMENDING AGREEMENT

THIS AGREEMENT made as of the 31st day December, 2022 (the “Effective Date”).

BETWEEN:

1968160 ONTARIO INC.

(the “Landlord”)

OF THE FIRST PART

- and -

EDESA BIOTECH RESEARCH, INC.

(the “Tenant”)

OF THE SECOND PART

WHEREAS by a lease dated the 1st day of January, 2017 (the “Lease”), the Landlord did demise and lease unto the Tenant for a term of six (6) years (the “Term”) commencing on the 1st day of January, 2017, certain premises in the building municipally known as 100 Spy Court, Markham, Ontario, consisting of approximately 2,800 square feet and as otherwise described in the Lease (the “Premises”);

AND WHEREAS the Landlord and the Tenant have agreed to extend the Term for a further period of two (2) years (the “Extension Term”) on the terms and conditions herein set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TWO DOLLARS ($2.00) now paid by each of the parties to each of the others and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereby covenant and agree as follows:

1. Recitals True

The recitals as hereinbefore set out are true in substance and in fact, and form part of this Agreement.

2. Lease Extension and Amendment

The Landlord does hereby extend the Term for a further two (2) years to be computed from and including January 1, 2023 to and including December 31, 2024, subject to all of the terms, covenants and conditions contained in the Lease except that:

(a) The Tenant accepts the state of the Premises in an “as is” condition as of the Effective Date, and acknowledges and agrees that the Landlord shall not be required, with respect to the Extension Term, to pay to the Tenant any leasehold allowance or any other allowance or inducement, or do or perform any Landlord’s Work for the Premises; and

(b) Basic Rent for the Extension Term shall be in accordance with Schedule “B” of the Lease, being a fixed annual gross rent in the amount of Nine Thousand Twenty Dollars ($9,020.00) plus HST per month.

(c) There shall be no further right to extend the term of the Lease beyond December 31, 2024, unless the parties agree otherwise.

3. Confirmation

The parties hereby confirm that, in all other respects, the Lease is in full force and effect, unchanged and unmodified except in accordance with this Agreement. It is understood and agreed that all terms and expressions used in this Agreement shall, unless the contrary intentions are expressed herein, have the same meanings as ascribed to them in the Lease.

4. Ratification

The Lease, as amended by this Agreement, is hereby ratified and confirmed by all the parties hereto.

5. Amendments

No amendment, supplement, modification, waiver or termination of this Agreement shall be binding upon the parties unless same is in writing and signed by all of the parties.

6. Waiver

No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No forbearance by any party to seek remedy for any breach by any other party of any provision of this Agreement shall constitute a waiver of any rights or remedies with respect to any subsequent breach.

7. Reference to Articles

Any reference to an Article, section or Schedule in this Agreement shall be deemed a reference to the applicable Article, section or schedule contained in this Agreement and to no other agreement or document unless specific reference is made to such other agreement or document. The division of this Agreement into Articles and sections and the insertion of headings is for convenience and reference only and shall not affect the construction or interpretation of this Agreement or any part of it.

8. ApplicableLaw

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

9. Further Assurances

The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement. Each party shall provide and execute such further documents or instruments as may be reasonably required by any other party, exercise its influence and do and perform or cause to be done or perform such further and other acts as may be reasonably necessary or desirable to effect the purpose of and to carry out the provisions of this Agreement.

10. Binding

This Agreement shall enure to the benefit of the Landlord and its successors and assigns, and shall be binding upon each of the other parties and each of their permitted heirs, executors, administrators, successors and assigns, respectively.

11. Counterparts

This Agreement may be executed by the parties in separate counterparts and transmitted by email transmission or other electronic means and that the reproduction of signatures by way of email transmission or other electronic means in counterpart will be treated as though such reproduction were executed originals and such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed the Agreement as of the date set forth above.

1968160 ONTARIO INC.
Per:	/s/ Pardeep Nijhawan
	Name: Pardeep Nijhawan	c/s
Title: Director
I have the authority to bind the Corporation

EDESA BIOTECH RESEARCH, INC.
Per:	/s/ Michael Brooks
	Name: Michael Brooks	c/s
Title: President
I have the authority to bind the Corporation

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